                                                                      Exhibit 21


                             SUBSIDIARIES OF COMPANY



                                                                 State or
                                                               Jurisdiction
Name of Subsidiary                                           Of Incorporation
------------------                                           ----------------

   RVSI Europe Limited                                         United Kingdom

   RVSI Europe (North) Limited                                 United Kingdom

   RVSI Europe (South) S.A.                                    France

   RVSI Europe Central GmbH                                    Germany

   Abante Automation, Inc.                                     Canadian Federal

   Auto Image ID, Inc.                                         Delaware